                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 for the registration of shares issued under a consulting agreement with Martha Refkin, of our report dated April 2, 2003, on our audit of the consolidated financial statements of NeoMedia Technologies, Inc. as of December 31, 2002 and for the year then ended.



/S/ STONEFIELD JOSEPHSON, INC.

Certified Public Accountants
Irvine, California
July 18, 2003